Exhibit 1

JOINT FILING AGREEMENT

This Agreement will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, $0.0001 par value per share, of KIT digital, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of June 22, 2012

JEC II ASSOCIATES, LLC

By: /s/ K. Peter Heiland*
Name: K. Peter Heiland
Title: Manager

JEC CAPITAL PARTNERS LLC

By: /s/ K. Peter Heiland*
Name: K. Peter Heiland
Title:

/s/ K. Peter Heiland*
K. Peter Heiland

OLIVER PRESS INVESTORS, LLC

By: /s/ Augustus K. Oliver
Name: Augustus K. Oliver
Title: Managing Member

/s/ Augustus K. Oliver
Augustus K. Oliver

/s/ Clifford Press
Clifford Press

*By: /s/ James E. Dawson
James E. Dawson, as attorney-in-fact